content="text/html; charset=iso-8859-1"> S. Y. Bancorp, Inc. - Exhibit 99.1 to Form 8-K
Exhibit 99.1

S. Y. BANCORP, INC.
P.O. BOX 32890
LOUISVILLE, KENTUCKY 40232-2890
(502) 582-2571

Contact:	Nancy B. Davis
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-9176

S. Y. Bancorp Announces RECORD THIRD Quarter,
As earnings increase 24% to $0.36 per diluted share

LOUISVILLE, Ky. (October 22, 2003) – S. Y. Bancorp, Inc. (AMEX – SYI), parent company of Stock Yards Bank & Trust Company in Louisville and southern Indiana, today reported results for the three- and nine-month periods ended September 30, 2003. Highlights of the report included record quarterly and year-to-date earnings from higher revenues, particularly non-interest income, as well as continued growth in total assets, average loans and deposits and a lower provision for loan losses.

An earnings summary follows:

Quarter ended September 30,	2003	2002	Change
Net income	$4,981,000	$4,088,000	22%
Net income per share, basic	$0.37	$0.30	23%
Net income per share, diluted	$0.36	$0.29	24%

Nine months ended September 30,	2003	2002	Change
Net income	$13,247,000	$11,455,000	16%
Net income per share, basic	$0.98	$0.85	15%
Net income per share, diluted	$0.95	$0.82	16%

"We are pleased with our overall financial results for the quarter," commented Chairman David H. Brooks. "These results underscore our ability to maintain an attractive growth path and control expenses, even as low interest rates make for a challenging environment. The credit quality of our loan portfolio continued to show improvement during the quarter and resulted in a lower than normal provision for loan losses. Had the third quarter provision for loan losses been the same as for the second quarter, net income for the quarter and year to date would have increased approximately 12% as compared to the same period in 2002. We feel our results for the quarter were solid considering the overall economic and interest rate environment."

"Over the past year, our assets have increased as we continued to grow our loan portfolio, expand our market presence, and increase our deposit base," he added. "This growth, in turn, has reflected in positive ways on our income statement, in terms of both higher net interest income and the ongoing expansion of our sources of non-interest income, which has grown in relative proportion to our total revenues. Concurrent with these positive revenue trends, we also have worked diligently to control the rate of growth in non-interest expenses. Likewise, we have continued to focus on asset quality and a lower provision for loan losses in this quarter reflects the results of our evaluation of the risk of loss in the loan portfolio. Taken as a whole, these improvements have continued to translate into solid returns for our shareholders, as reflected in annualized returns for the third quarter of 1.78% on average assets and 20.76% on average equity."

SYI Announces Record Third Quarter Earnings Page 2 October 22, 2003

Elaborating on the Company's continued growth in revenues, Mr. Brooks noted that net interest income for the quarter reflected ongoing strength of its banking operations. Meanwhile, the Company's mortgage operations posted another excellent quarter in terms of loan originations, and service charges on deposits also showed strong growth. These areas, and other sources of non-interest income, combine to provide balance to the Company's revenue and profits.

Also, Mr. Brooks noted that S. Y. Bancorp's board of directors declared a two-for-one stock split during the quarter, which is expected to improve the liquidity and visibility of the Company’s stock. After declaring the stock split, the board also increased the cash dividend, the second such increase in the quarterly rate this year. S. Y. Bancorp remains committed to increasing overall shareholder value and believes the stock split and higher dividends are two ways to enable shareholders to participate more directly in the Company's success.

Concluding, Mr. Brooks stated, "We continue to see signs across our market of improving business conditions, and we are optimistic that that an economic recovery will gain traction in the near future. This stronger economic activity should benefit our key lines of business, commercial lending and investment management and trust, providing an encouraging outlook for the remainder of the year. Moreover, we expect that these improving trends will create new and attractive opportunities for growth in the year ahead."

Net interest income on a taxable equivalent basis increased 6.3% for the quarter versus the same period last year due to growth in earning assets for the period. Somewhat offsetting increases from volume, net interest margin fell 10 basis points from the third quarter of 2002. Management expects continued margin contraction during 2003 as rates on interest earning assets are projected to decline further. Margin contraction could range from five to ten basis points during the fourth quarter of 2003 depending on such factors as competitive rate pressures or unforeseen changes in the Company’s funding mix. This estimate assumes there is no action by the Federal Reserve in regard to interest rates.

The provision for loan losses declined 74% for the quarter compared with the same quarter in 2002 in consideration of the inherent risk in the loan portfolio. Despite any meaningful rebound in the overall economic climate, the credit quality of our loan portfolio continued to show improvement. Internal loan quality metrics, including loss experience, information about specific borrower situations and past due levels, were at their best levels in several quarters. Non-performing loans increased approximately 8% compared with the level one year ago, but were down 10% from the second quarter of 2003. Net charge-offs for the quarter were down 75% compared with the prior year and were at the lowest level in over two years. Management considers the allowance for loan losses adequate to cover losses inherent in the loan portfolio.

Non-interest income increased 15% in the third quarter from the same period in 2002. Stock Yards Mortgage Company posted a 17% increase in gains on sale of loans held for sale compared with the third quarter 2002, as favorable mortgage rates continued to fuel a high level of refinancing activity during the first two months of the quarter. However, as mortgage rates began to climb toward the end of the quarter, the volume of mortgage applications slowed significantly. This reduced activity will result in a corresponding decline in fee income beginning in the upcoming fourth quarter. Also contributing to the overall increase in non-interest income was a 16% increase in service charges on deposit accounts from the prior year as the Company continued to expand its

**continued**

SYI Announces Record Third Quarter Earnings Page 3 October 22, 2003

deposit base. Additionally, bankcard revenue grew by approximately 9% as more customers continue to utilize this electronic payment source. Investment management and trust income was up 3% in third quarter as assets under management ended the quarter up 13% from September 30, 2002. Brokerage commissions were up 28% as that department was able to capitalize on the strong performance of the equity markets during the quarter. Other non-interest income was up 53%, in part due to mortgage banking related fee income and also due to check cashing fees for non-customers. No other significant trends influenced this category.

Non-interest expense increased 12% for the quarter compared with the same period in 2002. A 15% increase in salaries and benefits reflected the addition of professional staff along with annual salary increases, as well as increased costs related to insurance and benefits. Net occupancy expense was up 24% compared with the third quarter of 2002, largely as a result of the opening of new facilities, including four new branches since September 30, 2002, as well as new space occupied by the Company's Investment Management and Trust department. The increase in furniture and equipment expense also was affected by this expansion of our facilities. Data processing also continued to increase as a result of investments in upgraded equipment as the Company continues to improve its infrastructure in support of current and anticipated growth.

The Company showed balance sheet growth as total assets increased to $1.1 billion from $1.06 billion at the end of the third quarter of 2002. Loan growth in the third quarter and for 2003 has been slower than the Company's historic rates, reflecting the impact of recent economic uncertainties among consumers and a more cautious stance by management in terms of credit quality. The Company has funded loan growth primarily through an increase in average deposits as it continues to extend its presence in its primary market.

S. Y. Bancorp, Inc. was incorporated in 1988 as a bank holding company in Louisville, Kentucky and is the parent company of Stock Yards Bank & Trust Company, which has 21 branch locations in Kentucky and southern Indiana. Stock Yards Bank & Trust Company also maintains a loan production office in Indianapolis, Indiana. Stock Yards Bank & Trust Company was established in 1904 in Louisville, Kentucky. S. Y. Bancorp, Inc. is also the parent company of S. Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Bancorp's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from results discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the market in which the Bancorp and its subsidiaries operate; competition for the Bancorp's customers from other providers of financial services; government legislation and regulation which change from time to time and over which the Bancorp has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Bancorp's customers; other risks detailed in the Bancorp's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Bancorp.

**continued**

SYI Announces Record Third Quarter Earnings Page 4 October 22, 2003

S.Y. Bancorp, Inc.
Selected Consolidated Financial Data
(Amounts and dollars in thousands, except per share data)

	Third Quarter Comparison
	9/30/03	9/30/02	% Change
Income Statement Data
Net interest income	$ 10,930	$ 10,274	6.39%
Net interest income, fully tax equivalent	11,111	10,452	6.31%
Provision for loan losses	300	1,150	-73.91%
Gain/(loss) on the sale of securities	10	-	100.00%
Investment management and trust income	2,071	2,002	3.45%
Service charges on deposit accounts	2,205	1,908	15.57%
Bankcard transaction revenue	246	226	8.85%
Gains on sales of mortgage loans held for sale	1,201	1,024	17.29%
Brokerage commissions and fees	372	291	27.84%
Other non-interest income	649	423	53.43%
Total non-interest income	6,754	5,874	14.98%
Salaries and employee benefits expense	5,966	5,198	14.77%
Net occupancy expense	677	544	24.45%
Data processing expense	794	756	5.03%
Furniture and equipment expense	273	216	26.39%
State bank taxes	270	300	-10.00%
Other non-interest expenses	2,005	1,895	5.80%
Total non-interest expense	9,985	8,909	12.08%
Net income	4,981	4,088	21.84%

Per Share Data
Basic earnings per share	$ 0.37	$ 0.30	23.33%
Diluted earnings per share	0.36	0.29	24.14%
Cash dividend declared	0.08	0.065	23.08%
Book value per share	7.16	6.20	15.48%
Market value per share	18.75	17.37	7.94%

Share Data
Total shares outstanding	13,555	13,429	0.94%
Weighted average shares - basic	13,546	13,451	0.71%
Weighted average shares - diluted	13,973	13,961	0.09%

Balance Sheet Data
Total loans	860,584	795,627	8.16%
Allowance for loan losses	11,365	11,530	-1.43%
Total assets	1,115,533	1,061,391	5.10%
Non-interest bearing deposits	147,275	136,756	7.69%
Interest bearing deposits	747,375	752,405	-0.67%
Long-term debt - other	210	240	-12.50%
Long-term debt - trust preferred	20,000	20,000	0.00%
Stockholders' equity	97,009	83,207	16.59%

Average Balance Sheet Data
Average loans	859,540	799,715	7.48%
Average assets	1,109,206	1,013,451	9.45%
Average earning assets	1,042,011	958,255	8.74%
Average deposits	907,810	844,766	7.46%
Average long-term debt	20,210	20,240	-0.15%
Average interest bearing liabilities	846,245	797,002	6.18%
Average stockholders' equity	95,178	81,710	16.48%

SYI Announces Record Third Quarter Earnings Page 5 October 22, 2003

	Third Quarter Comparison
	9/30/03	9/30/02	% Change
Earnings Performance Data
Annualized return on average assets	1.78%	1.60%	18	bp
Annualized return on average equity	20.76	19.85	91
Net interest margin, fully tax equivalent	4.23	4.33	(10)

Capital Ratios
Average stockholders' equity to average assets	8.58%	8.06%	52	bp
Tier 1 risk-based capital	13.57	12.63	94
Total risk-based capital	14.84	13.92	92
Leverage	10.31	9.85	46

Loans by Type
Commercial and industrial loans	186,220	157,512	18.23%
Construction loans	41,218	39,111	5.39%
Real estate loans - commercial	279,876	259,000	8.06%
Real estate loans - residential	225,486	203,803	10.64%
Consumer loans	127,784	136,201	-6.18%

Asset Quality Data
Allowance for loan losses to total loans	1.32%	1.45%	(13)	bp
Allowance for loan losses to average loans	1.32	1.44	(12)
Allowance for loan losses to non-performing loans	225.2	247.0	(2,180)
Nonaccrual loans	$ 3,923	$ 3,236	21.23%
Restructured loans	-	-	-
Loans - 90 days past due & still accruing	1,123	1,432	-21.58%
Total non-performing loans	5,046	4,668	8.10%
OREO and repossessed assets	3,747	391	858.31%
Total non-performing assets	8,793	5,059	73.81%
Non-performing loans to total loans	0.59%	0.59%	-	bp
Non-performing assets to total assets	0.79	0.48	31
Net charge-offs	$ 296	$ 1,185	-75.02%

Other Information
Total assets under management (in millions)	$ 1,261	$ 1,114	13.20%
Full-time equivalent employees	386	363	6.34%

**continued**

SYI Announces Record Third Quarter Earnings Page 6 October 22, 2003

	Four Quarter Comparison
	9/30/03	6/30/03	3/31/03	12/31/02

Income Statement Data
Net interest income	$ 10,930	$ 10,525	$ 10,373	$ 10,614
Net interest income, fully tax equivalent	11,111	10,698	10,547	10,799
Provision for loan losses	300	900	700	1,350
Gain/(loss) on the sale of securities	10	-	-	-
Investment management and trust income	2,071	2,059	2,026	1,965
Service charges on deposit accounts	2,205	2,080	1,899	2,014
Bankcard transaction revenue	246	287	248	260
Gains on sales of mortgage loans held for sale	1,201	1,287	942	1,315
Brokerage commissions and fees	372	277	264	195
Other non-interest income	649	749	475	684
Total non-interest income	6,754	6,739	5,854	6,433
Salaries and employee benefits expense	5,966	5,868	5,575	5,376
Net occupancy expense	677	661	572	571
Data processing expense	794	888	868	839
Furniture and equipment expense	273	248	232	210
State bank taxes	270	270	278	270
Other non-interest expenses	2,005	2,315	1,899	2,384
Total non-interest expense	9,985	10,250	9,424	9,650
Net income	4,981	4,137	4,129	4,195

Per Share Data
Basic earnings per share	$ 0.37	$ 0.31	$ 0.31	$ 0.31
Diluted earnings per share	0.36	0.30	0.30	0.30
Cash dividend declared	0.08	0.075	0.07	0.07
Book value per share	7.16	6.92	6.63	6.41
Market value per share	18.75	17.69	18.00	18.55

Share Data
Total shares outstanding	13,555	13,532	13,509	13,433
Weighted average shares - basic	13,546	13,518	13,474	13,429
Weighted average shares - diluted	13,973	13,950	13,935	13,936

Balance Sheet Data
Total loans	860,584	853,149	835,519	818,573
Allowance for loan losses	11,365	11,361	11,999	11,705
Total assets	1,115,533	1,091,644	1,074,291	1,039,680
Non-interest bearing deposits	147,275	152,339	142,859	131,505
Interest bearing deposits	747,375	754,199	753,829	729,582
Long-term debt - other	210	210	210	240
Long-term debt - trust preferred	20,000	20,000	20,000	20,000
Stockholders' equity	97,009	93,697	89,616	86,067

Average Balance Sheet Data
Average loans	859,540	847,903	832,979	803,143
Average assets	1,109,206	1,068,044	1,044,163	1,049,514
Average earning assets	1,042,011	1,009,159	988,270	993,652
Average deposits	907,810	882,099	864,017	875,965
Average long-term debt	20,210	20,210	20,212	20,240
Average interest bearing liabilities	846,245	824,487	810,357	820,682
Average stockholders' equity	95,178	92,268	88,503	84,871

**continued**

SYI Announces Record Third Quarter Earnings Page 7 October 22, 2003

	Four Quarter Comparison
	9/30/03	6/30/03	3/31/03	12/31/02
Earnings Performance Data
Annualized return on average assets	1.78%	1.55%	1.60%	1.59%
Annualized return on average equity	20.76	17.98	18.92	19.61
Net interest margin, fully tax equivalent	4.23	4.25	4.33	4.31

Capital Ratios
Average stockholders' equity to average assets	8.58%	8.64%	8.48%	8.09%
Tier 1 risk-based capital	13.57	13.28	13.09	13.19
Total risk-based capital	14.84	14.56	14.36	14.48
Leverage	10.31	10.30	10.05	9.81

Loans by Type
Commercial and industrial loans	186,220	191,748	190,220	175,002
Construction loans	41,218	37,114	37,050	34,910
Real estate loans - commercial	279,876	272,835	266,484	267,014
Real estate loans - residential	225,486	227,616	218,947	217,316
Consumer loans	127,784	123,836	122,818	124,331

Asset Quality Data
Allowance for loan losses to total loans	1.32%	1.33%	1.44%	1.43%
Allowance for loan losses to average loans	1.32	1.34	1.44	1.46
Allowance for loan losses to non-performing loans	225.2	202.4	211.0	209.2
Nonaccrual loans	$ 3,923	$ 4,281	$ 4,347	$ 4,840
Restructured loans	-	-	-	-
Loans - 90 days past due & still accruing	1,123	1,332	1,339	754
Total non-performing loans	5,046	5,613	5,686	5,594
OREO and repossessed assets	3,747	3,668	481	398
Total non-performing assets	8,793	9,281	6,167	5,992
Non-performing loans to total loans	0.59%	0.66%	0.68%	0.68%
Non-performing assets to total assets	0.79	0.85	0.57	0.58
Net charge-offs	$ 296	$ 1,538	$ 406	$ 1,175

Other Information
Total assets under management (in millions)	$ 1,261	$ 1,221	$ 1,146	$ 1,147
Full-time equivalent employees	386	382	372	379

bp=basis point
*Please note that all share and per share information have been updated to reflect the 2003 two-for-one stock split.